EXHIBIT 99.1


OHIO LEGACY CORP ANNOUNCES EARNINGS OF $.07 PER SHARE VERSUS LOSS OF ($.22) PER SHARE

Wooster, Ohio - February 12, 2002 - Ohio Legacy Corp (Nasdaq: OLCB) today reported net earnings for the three months ended December 31, 2002, of $71,000 or $.07 per share. The fourth quarter results represented a significant improvement over the comparable period in the prior year when Ohio Legacy Corp reported a net loss of ($216,000), or ($.22) per share. The fourth quarter results also improved from the net earnings of the September 30, 2002, quarter of $44,000, or $.05 per share.

For the year ended December 31, 2002, Ohio Legacy Corp ("Ohio Legacy" or the "Company") reported a net loss of ($51,000), or ($.05) per share, compared to a loss in 2001 of ($1.1 million), or ($1.16) per share. At December 31, 2002, the Company's book value per share was $7.63, compared to $7.16 per share at December 31, 2001.

Total assets at the end of 2002 were $136.0 million, an increase of 73.2% over the $78.6 million in assets at December 31, 2001. During 2002, net loans increased 52.2% to $78.3 million, as compared to $51.4 million at December 31, 2001. Deposit growth was even stronger, as deposits increased by 62.9% from $70.5 million at the end of 2001 to $114.9 million at the end of 2002.

Total shareholders' equity increased from $6.9 million at December 31, 2001, to $15.0 million at December 31, 2002. On December 24, 2002, the Company completed a common stock offering, resulting in the issuance of 1.0 million new shares of Ohio Legacy stock. An additional 150,000 shares were issued at $8.50 per share in January 2003 to cover over-allotments, but those shares and the related net proceeds are not included in the year-end results. Coupled with the over-allotment issuance, the offering infused approximately $8.5 million of capital to the Company, the majority of which is being contributed to Ohio Legacy Bank to support continued growth in loans and deposits.

Ohio Legacy Chairman, CEO and President L. Dwight Douce said, "We are very pleased with the progress of Ohio Legacy in both earnings and asset growth after just two years of operations. We continue to focus on managing the balance sheet by adding quality assets and deposits to provide a sound foundation which will drive the future earnings of Ohio Legacy. Our employees have accepted the challenges of organizing a new company, and their ability to meet those challenges is reflected in our operating results."

"We believe that the market is continuing to validate our business model. Our strategy is to provide a high level of community banking service to small businesses and consumers in Wayne, Stark and Holmes counties in Ohio," Douce continued. "As a result of the high level of acceptance of Ohio Legacy Bank in the marketplace, our growth since formation in October 2000 has exceeded our expectations. We are pleased that our new capital will give us the ability to continue our growth and serve a greater number of customers in the years ahead."

"While we are pleased with our growth, we are very mindful of the need to maintain excellent asset quality," Douce continued. "We are particularly proud of the fact that, despite a 52% increase in net loans during the year and a sluggish economy, we had only $2,000 of charge-offs during the year, and we had no non-performing assets at December 31, 2002. While we realize that our portfolio is still relatively unseasoned and that loan losses will be incurred in the future, we feel very good about our asset quality in this environment."

KEY ISSUE REVIEW AND OUTLOOK

NET INTEREST MARGIN - Net interest margin improved to 2.84% in the fourth quarter of 2002, compared to 2.28% in the fourth quarter of 2001 and 2.73% in the third quarter of 2002. In the declining interest rate environment experienced during the year, the Company's net interest spread increased to 2.69% for the fourth quarter of 2002, compared to 1.87% for the fourth quarter of 2001 and 2.57% for the third quarter of 2002.

For the year ended December 31, 2002, the Company's net interest margin improved to 2.60% from 2.56% during 2001, and the interest rate spread improved to 2.41% in 2002 from 1.75% in 2001. While the increase in the spread was significant, the impact on the net interest margin was muted by the fact that the Company's average equity-to-assets ratio declined from 17.23% during 2001 to 6.24% during 2002.

Although the current interest rate environment is volatile, management believes that general interest rates will increase in late 2003. With Ohio Legacy Bank's asset/liability portfolios currently being somewhat "asset sensitive," net interest margin should improve if interest rates increase. The Company also believes that its net interest margin will increase as a result of the new capital infusion, and as the Company is able to increase its loan-to-deposit ratio somewhat over the next year, thereby substituting higher yielding loans on the balance sheet for investment securities.

NONINTEREST INCOME - Noninterest income increased to $73,000 in the three months ended December 31, 2002, as compared to $47,000 in the prior year period and $67,000 in the three months ended September 30, 2002. Noninterest income as a percentage of average assets remained relatively consistent, on an annualized basis, at 0.24% for the three months ended December 31, 2002, compared to 0.28% for the three months ended December 31, 2001, and 0.23% for the three months ended September 30, 2002.

For the year ended December 31, 2002, noninterest income increased 143.0%, from $107,000 to $261,000. Noninterest income to average assets was 0.23% in 2002 and 0.25% in 2001. In all periods, the increase in noninterest income was attributable to a higher level of service fees, commensurate with the increase in demand deposit balances during the respective periods.

NONINTEREST EXPENSE - Noninterest expense increased to $731,000 for the quarter ended December 31, 2002, as compared to $493,000 in the prior year period and $678,000 in the three months ended September 30, 2002. The annualized ratio of noninterest expenses to average assets was 2.35% in the fourth quarter of 2002, as compared to 2.90% in the fourth quarter of 2001 and 2.28% in the third quarter of 2002.

For the year ended December 31, 2002, noninterest expense totaled $2.6 million, an increase of 35.7% from $1.9 million in 2001. However, the efficiency ratio (noninterest expense to net interest income and noninterest income) declined from 167.5% in 2001 to 86.6% in 2002, and the ratio of noninterest expense to average assets declined from 4.42% in 2001 to 2.32% in 2002. The largest nominal increase in noninterest expense was in the salaries and benefits component, as the Company launched its third full-service banking office in Millersburg, Ohio, in March 2002. Management expects noninterest expense to continue to increase in the future through controlled growth in employees and banking facilities. However, management expects the ratio of noninterest expense to average assets to continue to decline somewhat in the next year, as the Company can attain asset growth without a commensurate increase in noninterest expenses. As a result, the Company's efficiency ratio should improve.

ASSET QUALITY - The Company's provision for loan losses was $98,000 in the three months ended December 31, 2002, compared to $135,000 during the quarter ended December 31, 2001, and $104,000 during the quarter ended September 30, 2002. As a result of the Company's capital constraints prior to the completion of the offering in late December, loan growth during the fourth quarter of 2002 was at a slower pace than growth during the prior year period and during the third quarter of 2002, leading to a slightly lower provision.

The Company did not have any charge-offs during the three months ended December 31, 2002, December 31, 2001, or September 30, 2002. Also, the Company did not have any nonperforming assets during these periods. The allowance for loan losses increased to $837,000 at December 31, 2002, an increase from $386,000 at December 31, 2001, and $739,000 at September 30, 2002. The allowance for loan losses as a percentage of loans increased to 1.06% at December 31, 2002, as compared to 0.75% at December 31, 2001, and 0.98% at September 30, 2002.

Management expects that the allowance for loan losses as a percentage of loans will continue to increase as residential loans will comprise a smaller portion of the total loan portfolio over the next year.

REGULATORY MATTERS - On June 18, 2002, Ohio Legacy Bank entered into an agreement with the Office of the Comptroller of the Currency ("OCC") to address certain issues identified during the Bank's examination in January 2002. Management has worked toward resolving the issues identified in the agreement, including adoption of a strategic plan, a capital plan, a staffing plan and improved internal controls related to operations and information technology security. Commenting on management's progress thus far, Mr. Douce said, "We look forward to continued success in 2003 in meeting the goals and objectives we set forth in our strategic plan. We are pleased to have the infusion of new capital as a result of our December offering, and we will work with the OCC to ensure we continue to grow profitably, in a safe and sound manner."


ABOUT OHIO LEGACY CORP

Ohio Legacy Corp is a bank holding company headquartered in Wooster, Ohio. Through its subsidiary, Ohio Legacy Bank N.A., it provides financial services to small businesses and consumers in Stark, Holmes and Wayne counties with three full-service banking locations in Canton, Millersburg and Wooster, Ohio


FORWARD-LOOKING STATEMENTS DISCLOSURE

This release contains certain forward-looking statements related to the future performance and condition of Ohio Legacy Corp. These statements, which are subject to numerous risks and uncertainties, are presented in good faith based on the Company's current condition and management's understanding, expectations, and assumptions regarding its future prospects as of the date of this release. Actual results could differ materially from those projected or implied by the statements contained herein. The factors that could affect the Company's future results are set forth in the periodic reports and registration statements filed by the Company with the Securities and Exchange Commission.


Contact: L. Dwight Douce, Chairman, CEO and President
         Eric S. Nadeau, Chief Financial Officer, Vice President
         (330) 263-1955

                                OHIO LEGACY CORP
                           CONSOLIDATED BALANCE SHEETS
                           December 31, 2002 and 2001

--------------------------------------------------------------------------------


                                                           2002              2001
                                                       -------------     ------------
ASSETS
Cash and due from banks                                $   5,301,451     $  2,102,438
Federal funds sold                                        10,418,000        6,596,000
                                                       -------------     ------------
   Cash and cash equivalents                              15,719,451        8,698,438
Securities available for sale                             38,722,169       16,177,938
Loans, net                                                78,291,832       51,426,133
Federal Reserve Bank stock                                   318,900          221,300
Premises and equipment, net                                2,185,108        1,592,977
Accrued interest receivable and other assets                 810,017          452,771
                                                       -------------     ------------
       Total assets                                    $ 136,047,477     $ 78,569,557
                                                       =============     ============
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
   Non-interest bearing                                $   4,992,413     $  2,466,958
   Interest bearing demand                                10,864,605        9,434,851
   Savings                                                36,229,165       14,830,102
   Certificates of deposit                                62,805,167       43,784,548
                                                       -------------     ------------
     Total deposits                                      114,891,350       70,516,459
Redeemable capital securities of subsidiary trust          3,325,000               --
Other borrowings                                             105,000               --
Capital lease obligation                                     983,439          541,130
Accrued interest payable and other liabilities             1,739,633          595,618
                                                       -------------     ------------
     Total liabilities                                   121,044,422       71,653,207

SHAREHOLDERS' EQUITY
Preferred stock                                                   --               --
Common stock                                              16,546,465        8,988,710
Accumulated deficit                                       (2,164,585)      (2,114,024)
Accumulated other comprehensive income                       621,175           41,664
                                                       -------------     ------------
     Total shareholders' equity                           15,003,055        6,916,350
                                                       -------------     ------------
       Total liabilities and shareholders' equity      $ 136,047,477     $ 78,569,557
                                                       =============     ============

Book value per outstanding common share                $        7.63     $       7.16

Common shares outstanding                                  1,965,700          965,500
Common stock warrants outstanding, $10.00 per share          339,600          339,800
Common stock options outstanding, $10.00 per share            87,000               --

                                OHIO LEGACY CORP
                    CONSOLIDATED STATEMENTS OF OPERATIONS For
             the quarters and years ended December 31, 2002 and 2001

--------------------------------------------------------------------------------


                                       For the quarter ended           For the year ended
                                             December 31,                 December 31,
                                     -------------------------     ---------------------------
                                        2002          2001            2002            2001
                                     ----------    -----------     -----------     -----------
Interest income:
   Loans                             $1,405,469    $   837,011     $ 5,034,267     $ 2,033,780
   Securities                           362,427        158,499       1,411,037         298,834
   Federal funds sold and other          32,197         41,700         127,209         370,036
                                     ----------    -----------     -----------     -----------
     Total interest income            1,800,093      1,037,210       6,572,513       2,702,650

Interest expense:
   Deposits                             860,691        651,359       3,476,439       1,615,869
   Other borrowings                     112,900         21,861         356,397          51,046
                                     ----------    -----------     -----------     -----------
     Total interest expense             973,591        673,220       3,832,836       1,666,915
                                     ----------    -----------     -----------     -----------

Net interest income                     826,502        363,990       2,739,677       1,035,735

Provision for loan losses                97,500        134,700         452,456         349,798
                                     ----------    -----------     -----------     -----------

Net interest income after
  provision for loan losses             729,002        229,290       2,287,221         685,937

Noninterest income:
   Service charges and other fees        70,772         45,498         251,845          99,756
   Other income                           2,625          1,846           8,858           7,531
                                     ----------    -----------     -----------     -----------
     Total other income                  73,397         47,344         260,703         107,287

Noninterest expense:
   Salaries and benefits                328,634        212,813       1,149,196         868,927
   Occupancy and equipment              136,826         90,444         483,451         323,738
   Professional fees                     54,993         36,966         234,382         134,683
   Franchise tax                         20,028         21,006          88,424         104,569
   Data processing                       64,644         45,085         233,199         155,945
   Marketing and advertising             28,028         32,072          81,183          96,276
   Stationery and supplies               19,195         15,342          85,979          65,427
   Other expenses                        79,301         39,020         242,671         164,852
                                     ----------    -----------     -----------     -----------
     Total noninterest expense          731,649        492,748       2,598,485       1,914,417
                                     ----------    -----------     -----------     -----------
Net income (loss)                    $   70,750    $  (216,114)    $   (50,561)    $(1,121,193)
                                     ==========    ===========     ===========     ===========
Basic and diluted net loss per
  share                              $     0.07    $     (0.22)    $     (0.05)    $     (1.16)
                                     ==========    ===========     ===========     ===========

                                OHIO LEGACY CORP
                       QUARTERLY BALANCE SHEET INFORMATION
                             (Dollars in thousands)

--------------------------------------------------------------------------------


                                                              2002                               2001
                                       ---------------------------------------------------     --------
                                       March 31       June 30      Sept. 30       Dec. 31      Dec. 31
                                       ---------     ---------     ---------     ---------     --------
Cash and cash equivalents              $  12,421     $   9,615     $   9,816     $  15,719     $  8,698
Securities                                25,807        35,847        30,750        38,722       16,178
Loans                                     64,678        70,604        75,509        79,129       51,812
Allowance for loan losses                   (512)         (635)         (739)         (837)        (386)
Premises and equipment, net                2,187         2,287         2,231         2,185        1,593
Other assets                               1,082         1,147         1,183         1,129          674
                                       ---------     ---------     ---------     ---------     --------
   Total assets                        $ 105,663     $ 118,865     $ 118,750     $ 136,047     $ 78,569
                                       =========     =========     =========     =========     ========

Noninterest-bearing demand             $   2,876     $   5,620     $   3,882     $   4,992     $  2,467
Interest-bearing demand                    9,994         8,677         5,823        10,864        9,435
Savings                                   34,419        38,774        38,208        36,229       14,830
Certificates of deposit                   46,648        53,861        58,188        62,806       43,784
                                       ---------     ---------     ---------     ---------     --------
   Total deposits                         93,937       106,932       106,101       114,891       70,516
Other borrowings, leases and capital
   securities                              4,527         4,416         4,415         4,413          541
Other liabilities                            627           576           847         1,740          596
                                       ---------     ---------     ---------     ---------     --------
     Total liabilities                    99,091       111,924       111,363       121,044       71,653
Shareholders' equity                       6,572         6,941         7,387        15,003        6,916
                                       ---------     ---------     ---------     ---------     --------
     Total liabilities and
        shareholders' equity           $ 105,663     $ 118,865     $ 118,750     $ 136,047     $ 78,569
                                       =========     =========     =========     =========     ========
LOAN PORTFOLIO:
Commercial                             $  10,695     $   8,924     $  10,323     $  10,206     $  9,599
1-4 family residential                    27,090        29,376        29,965        31,346       22,052
Multifamily residential                    3,413         4,268         5,702         6,732        1,990
Commercial real estate                    14,707        17,469        18,262        18,385       11,575
Construction                               2,979         3,751         3,985         4,636        1,313
Consumer                                   5,882         6,908         7,371         7,926        5,363
Net deferred loan fees                       (88)          (92)          (99)         (102)         (80)
                                       ---------     ---------     ---------     ---------     --------
     Loans                             $  64,678     $  70,604     $  75,509     $  79,129     $ 51,812
                                       =========     =========     =========     =========     ========
CAPITAL:
Tier 1 to risk-weighted assets              15.3%         13.6%         13.3%         17.5%        13.4%
Tier 1 to average assets                    10.8%          8.7%          8.6%         11.4%        10.1%
Total to risk-weighted assets               16.1%         14.5%         14.2%         18.5%        14.1%

AVERAGE BALANCES:
Fed funds and securities               $  27,896     $  39,063     $  38,039     $  40,816     $ 19,302
Loans, net                                58,418        68,945        73,068        75,692       44,437
Total interest-earning assets             86,314       108,008       111,107       116,508       63,739
Total assets                              91,746       113,814       118,736       124,255       68,044
Total assets, full year                                                            112,138       43,305
Deposits                                  80,052        98,515       101,680       107,062       57,510
Other borrowings and leases                  777         4,420         4,416         4,414          542
Total interest-bearing liabilities        80,829       102,935       106,096       111,476       58,052
Shareholders' equity                       6,744         6,757         7,164         7,325        7,182
Shareholders' equity, full year                                                      6,998        7,463

                                OHIO LEGACY CORP
                  QUARTERLY STATEMENT OF OPERATIONS INFORMATION
                  (Dollars in thousands, except per share data)

--------------------------------------------------------------------------------


                                                               2002                             2001
                                      ---------------------------------------------------     ---------
                                      March 31       June 30      Sept. 30       Dec. 31       Dec. 31
                                      ---------     ---------     ---------     ---------     ---------
Interest income                       $   1,350     $   1,682     $   1,740     $   1,800     $   1,037
Interest expense                           (837)       (1,041)         (981)         (973)         (673)
                                      ---------     ---------     ---------     ---------     ---------
   Net interest income                      513           641           759           827           364
Provision for loan losses                  (126)         (125)         (104)          (98)         (135)
Noninterest income                           58            62            67            73            47
Noninterest expense                        (547)         (642)         (678)         (731)         (492)
                                      ---------     ---------     ---------     ---------     ---------
     Net income (loss)                $    (102)    $     (64)    $      44     $      71     $    (216)
                                      =========     =========     =========     =========     =========

Net income (loss) per share           $   (0.11)    $   (0.07)    $    0.05     $    0.07     $   (0.22)
                                      =========     =========     =========     =========     =========

SELECTED RATIOS:
Net interest margin (1)                    2.38%         2.37%         2.73%         2.84%         2.28%
Yield on interest-earning assets           6.26%         6.23%         6.27%         6.18%         6.51%
Cost of funds                              4.14%         4.05%         3.70%         3.49%         4.64%
Interest rate spread (2)                   2.12%         2.18%         2.57%         2.69%         1.87%
Efficiency ratio (3)                       95.8%         91.3%         82.0%         81.2%        120.0%
Allowance as a percent of loans            0.79%         0.90%         0.98%         1.06%         0.75%
Net loans as a percent of deposits         68.3%         65.4%         70.5%         68.1%         72.9%
Annualized net charge-offs to loans         0.0%          0.0%          0.0%          0.0%          0.0%
Annualized noninterest income to
   average assets                          0.28%         0.25%         0.22%         0.23%         0.24%
Annualized noninterest expense to
   average assets                          2.38%         2.26%         2.28%         2.35%         2.90%
Annualized return on average assets          NM            NM          0.15%         0.23%           NM
Annualized return on average equity          NM            NM          2.46%         3.86%           NM

--------------

(1) Net interest income, annualized, divided by average interest-earning assets for the period

(2) Difference between the yield on interest-earning assets and the cost of funds

(3) Noninterest expense divided by net interest income and noninterest income

NM  Not meaningful